UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 27, 2010

Hibernia Homestead Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-53555	26-2833386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

325 Carondelet Street, New Orleans, Louisiana		70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 522-3203

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders of Hibernia Homestead Bancorp, Inc. (the “Company”) was held on May 27, 2010.

(b)           There were 1,063,534 shares of common stock of the Company eligible to be voted at the Annual Meeting and 791,986 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.           Election of directors for a three-year term:
	FOR	WITHHELD	BROKER NON-VOTES
Morrison C. Bethea, M.D.	706,767	25	85,194
Richard J. Brennan, Jr.	702,328	4,464	85,194
Robert H. Saer	706,767	25	85,194

2.           To ratify the appointment of LaPorte Sehrt Romig & Hand as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
791,961	25	-0-

Each of the nominees was elected as director and the proposal to appoint the Company’s independent registered public accounting firm was adopted by the shareholders of the Company at the Annual Meeting.

(c)           Not applicable.

Item 7.01	Regulation FD Disclosure

On May 27, 2010, the Board of Directors of the Company approved the Company’s second share repurchase program to purchase up to 52,883 shares of the outstanding common stock of the Company (representing 5% of the outstanding shares) from time to time, in the open market or privately negotiated transactions, as and when deemed appropriate by management and in accordance with applicable securities laws.  Such shares will be held as treasury stock to be available for general corporate purposes, including the use of such shares for future issuance pursuant to the Company's stock option plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIBERNIA HOMESTEAD BANCORP, INC.

Date: May 27, 2010	By:	/s/ A. Peyton Bush, III
A. Peyton Bush, III
President and Chief Executive Officer

 3